UNITED STATES
                 SECURITIES AND EXCHANGE COMMISSION
                           Washington, DC

                              FORM 8-K
                           CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  April 25, 1997



                           CTS CORPORATION
       (Exact Name of registrant as specified in its charter)




     Indiana                   1-4639               35-0225010
(State of other juris-      (Commission File      (I.R.S. Employer
diction of incorporation)   Number)               Identification No.)



905 West Boulevard North, Elkhart, Indiana                 46514
(Address of principal executive offices)                 (Zip Code)

Registrant's telephone number, including area code   (219) 293-7511








                             Page 1 of 2


Item 5.  Other Events

     The information regarding an announcement on April 25, 1997, contained in the press release, filed as Exhibit A to this report, is incorporated herein by reference.

                             SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   CTS CORPORATION



Dated:  April 25, 1997             /s/ Jeannine M. Davis
                                   Jeannine M. Davis
                                   Vice President, Secretary and
                                   General Counsel







                             Page 2 of 2


"Exhibit A"

                                                            News Release
                CTS CORPORATION  Elkhart, Indiana 46514   (219) 293-7511

                                                           April 25, 1997

FOR RELEASE:  Immediately






                        CTS CORPORATION ADJOURNS
                   ANNUAL MEETING UNTIL JUNE 16, 1997

Elkhart, IN... (April 25, 1997) -- CTS Corporation (NYSE: CTS) announced today that its Annual Meeting of Shareholders has been adjourned until June 16, 1997, at 10:00 a.m. The record date for shareholders entitled to notice of, and to vote at, the adjourned meeting will remain the close of business on March 7, 1997.

                                # # # # #

CTS Corporation, listed on the New York Stock Exchange, (Ticker: CTS), is a diversified manufacturer of electronic and electromechanical components for the automotive, computer equipment, communications equipment, instruments and controls, defense and aerospace, and consumer electronics markets. The Company, headquartered in Elkhart, Indiana, operates manufacturing plants in the United States and abroad.

Released by:   Stanley J. Aris
               Vice President Finance and
               Chief Financial Officer
               CTS Corporation
               905 West Boulevard North
               Elkhart, IN  46514
               Telephone: (219) 293-7511
               FAX:  (219) 293-6146